Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GE PRIVATE ASSET MANAGEMENT FUNDS", CHANGING ITS NAME FROM "GE PRIVATE ASSET MANAGEMENT FUNDS" TO "GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JUNE, A.D. 2006, AT 11:30 O'CLOCK A.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4019248 8100

AUTHENTICATION: 4838440

060588247

DATE: 06-19-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 06/19/2006
FILED 11:30 AM 06/19/2006
SRV 060588247 - 4019248 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: GE Private Asset Management Funds

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

   The Name of the Statutory Trust is Genworth Financial Asset Management Funds.

3. The name change of the Trust is, or will become effective at a future date that is within 90 days of the file date. This Certificate of Amendment shall be effective June 9, 2006.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 9th day of June, 2006.

By: ______________________

Gurinder Ahluwalia, President and Trustee